FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the Rule 10f3 Procedures) Name of Fund: Neuberger Berman Strategic Income Fund (NBSIX)

Name of Adviser (or SubAdviser)	 Lehman Brothers Asset Management
LLC

1.	Issuer:	Texas Competitive Electric Holdings Company LLC

2.	Date of Purchase:	November 29, 2007

3.	Underwriter from whom purchased:	Goldman, Sachs & Co.

4.	(a)  Affiliated Underwriter managing or participating in
	syndicate:	Lehman Brothers


	(b) Other members of the underwriting syndicate (List all or you may attach the first two pages from the final prospectus): Citi, Credit Suisse, Goldman, Sachs & Co., JPMorgan, Morgan Stanley

5.	Aggregate principal amount of purchase:		13,000,000

6.	Aggregate principal amount of offering:		1,750,000,000

7	Total principal amount purchased for the Fund	25,000

8.	Purchase price (net of fees and expenses): 93.25

9.	Date offering commenced:	November 29, 2007

10.	Offering price at close of first full business day after
	offering commenced:	93.25

11.	Commission or Gross Spread:	2.00%		$/unit

12.	Yield to Maturity	11.260%

13.	Have the following conditions been satisfied? (Please check
	all those that apply).

										Yes	No
	(a) The securities are (select one):

	(i) part of a Registered Offering;

	(ii) are part of an issue of Government Securities;

	(iii) are Eligible Municipal Securities;

	(iv) are securities sold in an Eligible Foreign Offering; or

	(v) are securities sold in an Eligible Rule 144A Offering?		X


										Yes	No
	(b) The securities were purchased prior to the end of the
	first day on which any sales were made (or if the securities
	were issued for subscription upon exercise of rights, the
	securities were purchased on or before the fourth day
	preceding the day on which the rights offering terminated)?		X

	(c) The purchase price paid was not more than the price paid
	by each other purchaser of securities in the offering or in
	any concurrent offering of the securities (except, in the
	case of an Eligible Foreign Offering, for any rights to
	purchase that are required by law to be granted to existing
	security holders of the issuer)?					X

	(d) The responses to (a), (b), and (c) above are based upon
	written statement(s) made by the issuer or a syndicate
	manager, or by an underwriter or seller of the securities
	through which the purchase was made?					X

	(e) The securities either are Eligible Municipal Securities,
	or the issuer of the securities and its predecessors have
	been in continuous operation for not less than three years?		X

	(f) The underwriting was a firm commitment underwriting (if
	the underwriters purchased any securities in the
	underwriting)?								X

	(g) The commission, spread or profit was reasonable and fair
	in relation to that being received by others for underwriting
	similar securities during the same period.  (Please also
	complete the attached Comparables Form.)				X

	(h) The amount of such securities (other than those sold in an Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR

	(i) if purchased in an Eligible Rule 144A Offering, the total amount purchased did not exceed 25% of the total of:

	(a)  The principal amount of the offering of such class sold
	by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the
	Securities Act of 1933, plus						X

	(b)  The principal amount of the offering of such class in any
	concurrent public offering?						X

	(j)	(i) No affiliated underwriter was a direct or indirect
	participant in or beneficiary of the sale; OR				X


										Yes	No
		(ii) With respect to the purchase of Eligible
	Municipal Securities, no affiliated underwriter of the Fund was
	a direct or indirect participant in the sale and such purchase
	was not designated as a group sale or otherwise allocated to
	the account of an affiliated underwriter.

	(k) Information has or will be timely supplied to the Funds
	president and treasurer (or designee) for inclusion on SEC Form
	NSAR and quarterly reports to Trustees?					X


Signature:_________________________________________


Print Name:________________________________________Date:



RULE 10f3  COMPARABLES FORM


Name of Issue Purchased by Fund:
TXU 10.50% 11/01/2016 CUSIP 882330AB


				Comparison # 1			Comparison # 2

Security Name
(include cusip)			First Data Corp			Energy Future Holdings
				9.875% 09/24/2015		10.875% 11/01/2017
				CUSIP 319963AN4			CUSIP 292680AA3


Yield to Maturity		11.144% at 93.5			10.704% at 101


Type of Offering
(e.g., registered, 144A)	144A with Reg Rights		144A with Reg Rights


Date offering commenced		10/16/2007			10/24/2007


Offering Price at Issue		94.796				100


Was an affiliate managing
or a member of the syndicate?	YES				YES
(this is not required and
it is preferable that the
comparable not include an
affiliate).


Spread ($) or (%)		2.0%, but due to discount	2.0%
				Pricing, no fee charged

		Note:  Minimum of two comparisons must be completed for
					each purchase.